HomeStreet, Inc. Reports Second Quarter 2019 Results

•	Net income from continuing operations for the second quarter of 2019 was $8.9 million or $0.32 per diluted share, compared with $5.1 million, or $0.19 per diluted share for the first quarter of 2019

•	Exited our stand-alone home loan center-based mortgage business with the sale of 47 stand-alone home loan centers and transferred to the buyer 464 related personnel

•
Repurchased 2,656,001 shares, in both the second quarter 2019 and in early July 2019 - open market share repurchases in the second quarter of 963,600 shares repurchased ($29.40 average per share price), and separately a single transaction with the Blue Lion Capital and affiliates completed on July 11, 2019 of 1,692,401 shares repurchased ($31.16 per share price)

•	Reduced full time equivalent employees to 1,221 at June 30, 2019 compared to 1,937 at March 31, 2019, a 37% reduction

•	Increased deposits to $5.59 billion, an increase of 8% from March 31, 2019 and 14% from December 31, 2018

•	Reduced nonperforming assets to 0.16% of total assets, compared with 0.23% at March 31, 2019, and 0.17% at December 31, 2018
SEATTLE –July 22, 2019 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the "Company" or "HomeStreet"), the parent company of HomeStreet Bank, today announced the Company had a net loss of $5.6 million, or $0.22 loss per diluted share for the second quarter of 2019 compared with net loss of $1.7 million, or $0.06 loss per diluted share for the first quarter of 2019 and net income of $7.1 million or $0.26 per diluted share for the second quarter of 2018. Net income from continuing operations for the second quarter of 2019 was $8.9 million or $0.32 per diluted share, compared with $5.1 million, or $0.19 per diluted share for the first quarter of 2019 and net income from continuing operations of $4.2 million or $0.15 per diluted share for second quarter of 2018.
Included in the net loss was $9.6 million of loss on disposal and restructuring-related expenses, net of tax, associated with costs related to the plan of exit or disposal which included the sale or closure of substantially all of the assets related to the Bank's stand-alone home loan center-based ("HLC-based") single family mortgage origination business and a related reduction in personnel and the sale of the significant majority of our mortgage servicing portfolio primarily related to our HLC-based mortgage origination business. Pre-tax, we recognized a $12.1 million aggregate loss on disposal and restructuring costs in the second quarter of 2019. These sale and closure costs include severance and benefit related expenses of $3.5 million; facilities, information technology and related expenses of $5.1 million; loss on mortgage servicing sales of $2.0 million and $1.5 million of other expenses.
As a result of the Board of Directors' approval of the plan of exit or disposal, the results of operations of our single family mortgage origination and servicing businesses, historically reported in our former Mortgage Banking segment, are now reported as discontinued operations. In accordance with generally accepted accounting principles, expenses reported in discontinued operations include only direct operating expenses incurred by the discontinued businesses that are identifiable as costs of the businesses sold, but only to the extent that we do not expect to continue to recognize such classes of expenses after the close of the transactions. Certain indirect costs, such as those related to corporate overhead and shared service functions that were previously allocated to the discontinued former Mortgage Banking segment and other expenses that do not meet the foregoing criteria, are now reported in continuing operations; we refer to these as stranded costs.
Prior to the second quarter, discontinued operations included our entire mortgage banking business. In the first quarter, we announced that we had adopted a plan of exit or disposal of our HLC-based mortgage banking business and that we would retain our substantially smaller bank location-based mortgage banking business. Beginning in April 2019, the revenues, and expenses of the retained mortgage banking business are included in continuing operations.

"The second quarter of 2019 marked a significant milestone in achieving our long-term strategic goals," said Mark K. Mason, HomeStreet’s Chairman of the Board, President, and Chief Executive Officer. "We completed the sale of substantially all of our stand-alone home loan centers and transferred most of our related personnel to Homebridge Financial Services, Inc. The remaining offices that were not sold were closed during the quarter, which left us with no remaining stand-alone residential lending centers. Much of this activity took place in June, so our consolidated results of operations included almost an entire quarter of our historical mortgage banking activities."
" Unfortunately, this year’s annual meeting again included a proxy contest for Board positions and certain governance proposals. Final voting by shareholders for board nominees and proposals received strong proxy support from our shareholders reflecting shareholders' support for the Company’s strategy.
Subsequent to quarter end, upon receiving Federal Reserve Bank non-objection, we repurchased Blue Lion Capital’s 1.7 million shares representing 100% of Blue Lion Capital and its affiliates' ownership position. We are pleased to reach this amicable resolution with Blue Lion Capital, which allows us to focus on our business going forward."
"As a part of our decision to reduce our exposure to mortgage banking, in July we entered into a non-binding letter of interest to sell our ownership interest in WMS Series, LLC. The successful completion of this transaction will further reduce the single family mortgage loan volume we generate going forward. For perspective, during the second quarter we originated $166.1 million of held for sale volume and $5.3 million of held for investment volume from WMS."
"Now that we have completed the asset sale portion of our mortgage banking restructuring plan, we have turned our focus to improving our operating efficiency and reducing our cost structure to reflect our simplified business model and lower growth expectations. In addition to the expense reductions that management has completed or planned, the bank efficiency consultants that we engaged have identified a range of additional potential expense reductions, which involve meaningful technology, organization, and personnel changes.
These include:

◦	Simplifying the organizational structure by reducing management levels and management redundancy

◦	Consolidating similar functions currently residing in multiple organizations

◦	Renegotiating where possible major contracts - primarily technology

◦	Identifying and eliminating where possible all redundant or unnecessary systems and services

◦	Adjusting staffing to recognize the significant changes in work volumes and company direction

The timing of these potential reductions will vary depending on the nature of the expense. Some reductions have already occurred and a meaningful amount are expected to be realized in early 2020."

•	Net income from continuing operations for the second quarter of 2019 was $8.9 million or $0.32 per diluted share, compared with $5.1 million, or $0.19 per diluted share for the first quarter of 2019

•	Exited our stand-alone home loan center-based mortgage business with the sale of 47 stand-alone home loan centers and transferred to the buyer 464 related personnel

•
Repurchased 2,656,001 shares, in both the second quarter 2019 and in early July 2019 - open market share repurchases in the second quarter of 963,600 shares repurchased ($29.40 average per share price), and separately a single transaction with the Blue Lion Capital and affiliates completed on July 11, 2019 of 1,692,401 shares repurchased ($31.16 per share price)

•	Reduced full time equivalent employees to 1,221, at June 30, 2019 compared to 1,937 at March 31, 2019, a 37% reduction

•	Increased deposits to $5.59 billion, an increase of 8% from March 31, 2019 and 14% from December 31, 2018

•	Reduced nonperforming assets to 0.16% of total assets, compared with 0.23% at March 31, 2019, and 0.17% at December 31, 2018
SEATTLE –July 22, 2019 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the "Company" or "HomeStreet"), the parent company of HomeStreet Bank, today announced the Company had a net loss of $5.6 million, or $0.22 loss per diluted share for the second quarter of 2019 compared with net loss of $1.7 million, or $0.06 loss per diluted share for the first quarter of 2019 and net income of $7.1 million or $0.26 per diluted share for the second quarter of 2018. Net income from continuing operations for the second quarter of 2019 was $8.9 million or $0.32 per diluted share, compared with $5.1 million, or $0.19 per diluted share for the first quarter of 2019 and net income from continuing operations of $4.2 million or $0.15 per diluted share for second quarter of 2018.
Included in the net loss was $9.6 million of loss on disposal and restructuring-related expenses, net of tax, associated with costs related to the plan of exit or disposal which included the sale or closure of substantially all of the assets related to the Bank's stand-alone home loan center-based ("HLC-based") single family mortgage origination business and a related reduction in personnel and the sale of the significant majority of our mortgage servicing portfolio primarily related to our HLC-based mortgage origination business. Pre-tax, we recognized a $12.1 million aggregate loss on disposal and restructuring costs in the second quarter of 2019. These sale and closure costs include severance and benefit related expenses of $3.5 million; facilities, information technology and related expenses of $5.1 million; loss on mortgage servicing sales of $2.0 million and $1.5 million of other expenses.
As a result of the Board of Directors' approval of the plan of exit or disposal, the results of operations of our single family mortgage origination and servicing businesses, historically reported in our former Mortgage Banking segment, are now reported as discontinued operations. In accordance with generally accepted accounting principles, expenses reported in discontinued operations include only direct operating expenses incurred by the discontinued businesses that are identifiable as costs of the businesses sold, but only to the extent that we do not expect to continue to recognize such classes of expenses after the close of the transactions. Certain indirect costs, such as those related to corporate overhead and shared service functions that were previously allocated to the discontinued former Mortgage Banking segment and other expenses that do not meet the foregoing criteria, are now reported in continuing operations; we refer to these as stranded costs.
Prior to the second quarter, discontinued operations included our entire mortgage banking business. In the first quarter, we announced that we had adopted a plan of exit or disposal of our HLC-based mortgage banking business and that we would retain our substantially smaller bank location-based mortgage banking business. Beginning in April 2019, the revenues, and expenses of the retained mortgage banking business are included in continuing operations.

"The second quarter of 2019 marked a significant milestone in achieving our long-term strategic goals," said Mark K. Mason, HomeStreet’s Chairman of the Board, President, and Chief Executive Officer. "We completed the sale of substantially all of our stand-alone home loan centers and transferred most of our related personnel to Homebridge Financial Services, Inc. The remaining offices that were not sold were closed during the quarter, which left us with no remaining stand-alone residential lending centers. Much of this activity took place in June, so our consolidated results of operations included almost an entire quarter of our historical mortgage banking activities."
"Unfortunately, this year’s annual meeting again included a proxy contest for Board positions and certain governance proposals. Final voting by shareholders for board nominees and proposals received strong proxy support from our shareholders reflecting shareholders' support for the Company’s strategy.
Subsequent to quarter end, upon receiving Federal Reserve Bank non-objection, we repurchased Blue Lion Capital’s 1.7 million shares representing 100% of Blue Lion Capital and its affiliates' ownership position. We are pleased to reach this amicable resolution with Blue Lion Capital, which allows us to focus on our business going forward."
"As a part of our decision to reduce our exposure to mortgage banking, in July we entered into a non-binding letter of interest to sell our ownership interest in WMS Series, LLC. The successful completion of this transaction will further reduce the single family mortgage loan volume we generate going forward. For perspective, during the second quarter we originated $166.1 million of held for sale volume and $5.3 million of held for investment volume from WMS."
"Now that we have completed the asset sale portion of our mortgage banking restructuring plan, we have turned our focus to improving our operating efficiency and reducing our cost structure to reflect our simplified business model and lower growth expectations. In addition to the expense reductions that management has completed or planned, the bank efficiency consultants that we engaged have identified a range of additional potential expense reductions, which involve meaningful technology, organization, and personnel changes.
These include:

◦	Simplifying the organizational structure by reducing management levels and management redundancy

◦	Consolidating similar functions currently residing in multiple organizations

◦	Renegotiating where possible major contracts - primarily technology

◦	Identifying and eliminating where possible all redundant or unnecessary systems and services

◦	Adjusting staffing to recognize the significant changes in work volumes and company direction

The timing of these potential reductions will vary depending on the nature of the expense. Some reductions have already occurred and a meaningful amount are expected to be realized in early 2020."

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, July 23, 2019 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and Mark R. Ruh, Executive Vice President and Chief Financial Officer, will discuss second quarter 2019 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10132855 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. EDT.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10132855.

The information to be discussed in the conference call will be posted on the Company's web site shortly after the market closes on Monday, July 22, 2019.
About HomeStreet
Now in its 98th year, HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products, and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial condition and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about our expectations about future performance and financial condition, long term value creation, reduction in volatility, reliability of earnings, cost reduction initiatives, performance of our continued operations relative to our past operations,the nature and magnitude of additional expected charges related to our plan of exit for our home loan center-based mortgage operations and expectations regarding the ongoing impact of our sale of assets related to the home loan based mortgage business and transfer of the mortgage servicing rights on our future financial condition and results of operations. When used in this press release, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with recent restructuring activities, the ongoing need to anticipate and address similar issues affecting our business, and challenges to our ability to efficiently expand our banking operations, meet our growth targets, maintain our competitive position and generate positive net income and cash flow, and the appropriate allocation of our prior operations between continuing operations and discontinued operations. These limitations and risks include unexpected costs, charges or expenses relating to or resulting from the disposition of our stand-alone home loan centers and sale of a significant portion of our mortgage servicing rights portfolio; our inability to implement all or a significant portion of the cost reduction measures we have identified, the risk of adverse impacts to our business of reducing the size of our operations; changes in general political and economic conditions that impact our markets and our business; actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy; regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions, fines or penalties that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities; our ability to maintain electronic and physical security of our customer data and our information systems; our ability to maintain compliance with current and evolving laws and regulations; our ability to attract and retain key personnel; employee litigation risk arising from current or past operations including but not limited to various restructuring activities undertaken by the Bank in recent years;
our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to operate our business efficiently in a time of lower revenues and increases in the competition in our industry and across our markets; and the extent of our success in resolving problem assets. The results of our restructuring activities and cost efficiency measures may fall short of our financial and operational expectations. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards; decreases in interest rates; increase in competition for loans; unfavorable changes in general economic conditions, including housing prices and the job market; the impact of natural disasters on housing availability; the ability of our customers to meet their debt obligations; consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business; and recent and future legislative or regulatory actions or reform that affect us directly or our business or the banking or mortgage industries more generally. A discussion of the factors that may pose a risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which we update from time to time in our filings with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2018 has been derived from our audited financial statements for the year then ended as included in our 2018 Form 10-K. All financial data, for the year end December 31, 2018 should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2018 and the notes to such consolidated financial statements of HomeStreet, Inc. and subsidiaries as of and for the fiscal year ended December 31, 2018, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed the following non-GAAP financial measures: core net income; core diluted income per common share; core efficiency ratios; net income (loss), excluding income tax reform-related items, and acquisition-related items, loss on exit and disposal and restructuring related items, net of tax and adjusted noninterest expense from continuing operations. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We have disclosed the following non-GAAP financial measures: core net income; core diluted income per common share and noninterest expense, excluding income tax reform-related items, restructuring-related items, net of tax, and acquisition-related items, net of tax; net income, excluding income tax reform-related items, and acquisition-related items and restructuring-related items, net of tax. We have also disclosed adjusted noninterest expense from continuing operations which excludes Stranded Costs and presented core efficiency ratios, which eliminate costs incurred in connection with acquisitions and the impact of restructuring related recoveries or expenses. We refer to all of the above non-GAAP financial measurements as "Core" or "Adjusted" measurements. We have also presented return on average shareholders' equity, return on average tangible shareholders' equity, and return on average assets, in each case excluding income tax reform-related items, restructuring related items and acquisition-related items, net of tax. We believe all of these non-GAAP measures are useful to investors who are seeking to exclude the Tax Reform Act related tax benefit, the after-tax impact of restructuring charges and the after-tax impact of acquisition-related expenses, which we recorded in connection with our acquisition of one retail deposit branch in Southern California on September 15, 2017 and one retail branch in San Diego County in March 2019. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our results of core operations by excluding certain loss on disposal and restructuring-related expenses, as well as acquisition-related revenues and expenses, the impact of the Tax Reform Act tax benefit and in some cases Stranded Costs that may not be indicative of our expected recurring results of operations.

Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate acquisition-related impacts.

We also have disclosed tangible shareholders' equity, tangible book value per share of common stock, average tangible shareholders' equity and return on average tangible shareholders' equity which are non-GAAP financial measures.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business on a normalized basis.

Below we present a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP measure.

	Quarter Ended
(in thousands)	June 30, 2019	June 30, 2018

Consolidated results:
Net income (loss)	$(5,588)	$7,099
Impact of loss on disposal and restructuring-related expenses (recoveries), net of tax	9,572	5,445
Impact of acquisition-related expenses (recoveries), net of tax	(33)	3
Core net income (loss)	$3,951	$12,547

Diluted earnings per common share	$(0.22)	$0.26
Impact of loss on disposal and restructuring-related expenses (recoveries), net of tax	0.35	0.20
Impact of acquisition-related expenses (recoveries), net of tax	—	—
Core diluted earnings per common share	$0.13	$0.46